Exhibit 99

Release Date: Immediate February 2, 2012	6363 Main Street/Williamsville, NY 14221 Timothy Silverstein Investor Relations 716-857-6987 David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, NY: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the first quarter of its 2012 fiscal year (the quarter ended December 31, 2011).

HIGHLIGHTS

•

Earnings for the first quarter of fiscal 2012 of $60.7 million, or $0.73 per share, increased $2.2 million, or $0.03 per share, compared to $58.5 million, or $0.70 per share, for the prior year’s first quarter. The increase is mainly due to higher earnings in the Exploration and Production and Pipeline and Storage segments and the All Other category.

•

Seneca Resources Corporation’s (“Seneca”) first quarter production of crude oil and natural gas increased 2.6 billion cubic feet equivalent (“Bcfe”), or approximately 17%, to 18.2 Bcfe. Appalachian production increased approximately 62% to 13.2 Bcfe, including production from the Marcellus Shale of 11.3 Bcfe. This 17% year over year increase occurred despite the fiscal 2011 sale of its offshore Gulf of Mexico assets, which produced 2.6 Bcfe in the first quarter of the previous year.

•	In the Pipeline and Storage segment, the Tioga County Extension and Line N Expansion projects were completed and placed in-service.

•

The Company is revising its GAAP earnings guidance range for fiscal 2012 to a range of $2.40 to $2.65 per share. The previous earnings guidance had been a range of $2.85 to $3.15 per share. This revised guidance assumes flat NYMEX equivalent pricing of $3.00 per Million British Thermal Units (“MMBtu”) for natural gas and $100 per barrel (“Bbl”) for crude oil for unhedged production for the remainder of the fiscal year. Production for the entire 2012 fiscal year is projected to be between 85 and 95 Bcfe. The previous guidance for projected production was between 87 and 101 Bcfe. The Company is also reducing capital spending in Appalachia to a range between $675 million and $745 million. The previous range was between $740 million and $820 million. A summary of the factors impacting the revised earnings guidance is presented on page 19 of this report.

•	A conference call is scheduled for Friday, February 3, 2012, at 11 a.m. Eastern Standard Time.

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MANAGEMENT COMMENTS

David F. Smith, Chairman and Chief Executive Officer of National Fuel Gas Company, stated: “While declining natural gas prices throughout the quarter have created challenges for natural gas producers, the quality of our assets and the strength of our integrated structure were evident in this quarter’s results, which were in line with our expectations. Reliable earnings from our Utility segment; predictability and growth from our Pipeline and Storage segment; and significant earnings and free cash flow generation from our California oil production all contributed to National Fuel’s performance for the quarter.

“We believe that our integrated business model and appropriate capital spending discipline will continue to generate maximum value for our shareholders. In the current low gas price environment, we will carefully balance our growth plans with our funding capabilities. Our fee ownership position across most of our Pennsylvania acreage allows us to manage our drilling program for maximum long-term value without the concern of lease expirations.

“The combination of a recent debt issuance, favorably priced natural gas hedges, significant cash generation from our California operations and a commitment to fiscal discipline will allow us to meet our funding requirements and maintain a strong balance sheet. As we look out longer, we believe the quality of our integrated asset mix and our outstanding E&P growth opportunities will continue to deliver value in the coming years.”

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended December 31, 2011, of $60.7 million, or $0.73 per share, compared to the prior year’s first quarter of $58.5 million, or $0.70 per share, an increase of $2.2 million or $0.03 per share. (Note: All references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars, and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 7 and 8 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves in California and Appalachia. Seneca completed the sale of its offshore Gulf of Mexico assets in April, 2011.

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The Exploration and Production segment’s earnings in the first quarter of fiscal 2012 of $30.3 million, or $0.36 per share, increased $2.9 million, or $0.03 per share, when compared with the prior year’s first quarter.

Overall production of natural gas and crude oil for the current quarter of 18.2 Bcfe increased approximately 2.6 Bcfe, or 16.6 percent, compared to the prior year’s first quarter. Production from Seneca’s Appalachia properties increased approximately 61.8 percent, mainly due to a 5.4 Bcfe or 91.5 percent increase in production from Marcellus wells. Production in California increased 4.4 percent. Gulf of Mexico production decreased 2.6 Bcfe due to the April 2011 sale of Seneca’s offshore assets.

Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended December 31, 2011, was $4.78 per thousand cubic feet (“Mcf”), a decrease of $0.48 per Mcf compared to the prior year’s first quarter. Higher crude oil prices realized after hedging contributed to the increase in earnings. The weighted average oil price received by Seneca (after hedging) for the quarter ended December 31, 2011, was $91.38 per Bbl, an increase of $15.14 per Bbl.

Depletion, lease operating expenses (“LOE”) and general and administrative (“G&A”) expenses for the current year’s first quarter increased over last year’s first quarter due to the higher production activity discussed above. On a per unit basis, LOE decreased $0.09 per thousand cubic feet equivalent (“Mcfe”). Excluding the Gulf, on a per unit basis, LOE increased $0.02 per Mcfe largely due to higher non-operated LOE costs per unit and increased transportation, disposal and vacuum services. Depletion increased $0.12 per Mcfe due to higher capital spending in the East. G&A increased $0.04 per Mcfe due to higher labor expenses including additional staffing and relocation costs related to the opening of the Pittsburgh office in the East division.

Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $10.0 million, or $0.12 per share, for the quarter ended December 31, 2011, increased $1.4 million, or $0.02 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher transportation revenues from the Tioga County Extension and Line N Expansion projects, which were completed and placed in service in the current year’s first quarter. Lower efficiency gas revenues due to lower natural gas prices, and higher depreciation and operating expenses reduced earnings.

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Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $19.4 million, or $0.23 per share, for the quarter ended December 31, 2011, decreased $3.6 million or $0.05 per share. Warmer weather in Pennsylvania and the impact of certain regulatory adjustments were the main reasons for the decrease in earnings in the current year’s first quarter. In New York, the warmer weather did not have a significant impact on earnings for the quarter. The impact of weather variations on earnings in New York is mitigated by that jurisdiction’s weather normalization clause.

Energy Marketing

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended December 31, 2011, of $0.4 million decreased $0.5 million from the prior year’s first quarter earnings of $0.9 million. The decrease was mainly due to lower average margins and lower retail sales volumes as a result of warmer weather during the current year’s first quarter.

Corporate and All Other

The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region; and the Northeast division of Seneca Resources Corporation that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category earnings of $0.6 million, or $0.01 per share for the quarter ended December 31, 2011, compared to a loss of $1.3 million, or $0.02 per share, in the prior year’s first quarter. The increase in earnings is mainly due to higher earnings from Midstream’s pipeline gathering and natural gas processing operation.

EARNINGS GUIDANCE

The Company is updating its earnings guidance for fiscal 2012 to reflect actual first quarter results, changes in commodity prices and a reduced capital expenditure budget in its Exploration and Production segment. The revised GAAP earnings range is $2.40 to $2.65 per share. This includes forecast oil and gas production for fiscal 2012 for the Exploration and Production segment in the range between 85 and 95 Bcfe (previous production range was between 87 and 101 Bcfe), hedges currently in place, and NYMEX equivalent flat commodity pricing on non-hedged volumes exclusive of basis differential of $3.00 per MMBtu for natural gas and $100 per

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Page 4.

Bbl for crude oil. The revised capital spending in Appalachia is expected to be in a range between $675 million and $745 million. The previous range was between $740 million and $820 million. A summary of the factors impacting the revised earnings guidance is presented on page 19 of this report.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, February 3, 2012, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-510-0707, and using the passcode “83237053.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same website link and by phone at (toll-free) 1-888-286-8010 using passcode “56217287.” Both the webcast and telephonic replay will be available until the close of business on Friday, February 10, 2012.

National Fuel is an integrated energy company with $5.7 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available at: www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Timothy J. Silverstein	(716) 857-6987
Media Contact:	Donna L. DeCarolis	(716) 857-7872

Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; changes in the price of natural gas or oil; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the availability, price or accounting treatment of derivative financial instruments; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas),

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environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; changes in price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value, geographic location or delivery date; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in demographic patterns and weather conditions; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS

QUARTER ENDED DECEMBER 31, 2011

(Thousands of Dollars)	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other	Consolidated**
First quarter 2011 GAAP earnings	$27,373	$8,578	$22,990	$932	$(1,330)	$58,543

Drivers of operating results
Higher (lower) Appalachian and West Coast crude oil prices	7,645					7,645
Higher (lower) Appalachian and West Coast natural gas prices	(5,205)					(5,205)
Higher (lower) Appalachian and West Coast natural gas production	17,080					17,080
Higher (lower) Appalachian and West Coast crude oil production	2,642					2,642
Lower Gulf Coast natural gas and crude oil revenues	(12,099)					(12,099)
Lower (higher) lease operating expenses	(816)					(816)
Lower (higher) depreciation / depletion	(5,081)	(718)				(5,799)

Higher (lower) transportation revenues		2,776				2,776
Higher (lower) efficiency gas revenues		(778)				(778)
Higher (lower) gathering and processing revenues					1,018	1,018
Lower (higher) operating expenses	(1,404)	(645)	(323)	(122)		(2,494)

Warmer weather			(2,280)			(2,280)
Regulatory true-up adjustments			(878)			(878)

Higher (lower) income from unconsolidated subsidiaries					662	662

Higher (lower) margins				(439)	394	(45)

Higher AFUDC *		759				759
Higher (lower) interest income					(507)	(507)
(Higher) lower interest expense	563		374		686	1,623

Lower (higher) income tax expense / effective tax rate	(927)					(927)

All other/ rounding	544	(13)	(530)	58	(280)	(221)

First quarter 2012 GAAP earnings	$30,315	$9,959	$19,353	$429	$643	$60,699

*	AFUDC = Allowance for Funds Used During Construction
**	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE

QUARTER ENDED DECEMBER 31, 2011

	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other	Consolidated**
First quarter 2011 GAAP earnings	$0.33	$0.10	$0.28	$0.01	$(0.02)	$0.70

Drivers of operating results
Higher (lower) Appalachian and West Coast crude oil prices	0.09					0.09
Higher (lower) Appalachian and West Coast natural gas prices	(0.06)					(0.06)
Higher (lower) Appalachian and West Coast natural gas production	0.20					0.20
Higher (lower) Appalachian and West Coast crude oil production	0.03					0.03
Lower Gulf Coast natural gas and crude oil revenues	(0.14)					(0.14)
Lower (higher) lease operating expenses	(0.02)					(0.02)
Lower (higher) depreciation / depletion	(0.06)	(0.01)				(0.07)

Higher (lower) transportation revenues		0.03				0.03
Higher (lower) efficiency gas revenues		(0.01)				(0.01)
Higher (lower) gathering and processing revenues					0.01	0.01
Lower (higher) operating expenses	(0.02)	(0.01)	—	—		(0.03)

Warmer weather			(0.03)			(0.03)
Regulatory true-up adjustments			(0.01)			(0.01)

Higher (lower) income from unconsolidated subsidiaries					0.01	0.01

Higher (lower) margins				—	—	—

Higher AFUDC *		0.01				0.01
Higher (lower) interest income					(0.01)	(0.01)
(Higher) lower interest expense	0.01		—		0.01	0.02

Lower (higher) income tax expense / effective tax rate	(0.01)					(0.01)

All other / rounding	0.01	0.01	(0.01)		0.01	0.02

First quarter 2012 GAAP earnings	$0.36	$0.12	$0.23	$0.01	$0.01	$0.73

*	AFUDC = Allowance for Funds Used During Construction
**	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)

	Three Months Ended December 31, (Unaudited)
SUMMARY OF OPERATIONS	2011	2010
Operating Revenues	$432,423	$450,948

Operating Expenses:
Purchased Gas	132,193	163,038
Operation and Maintenance	100,059	97,450
Property, Franchise and Other Taxes	19,230	19,736
Depreciation, Depletion and Amortization	62,547	53,313

	314,029	333,537
Operating Income	118,394	117,411

Other Income (Expense):
Interest Income	1,105	884
Other Income	1,336	(107)
Interest Expense on Long-Term Debt	(18,641)	(20,192)
Other Interest Expense	(770)	(1,401)

Income Before Income Taxes	101,424	96,595

Income Tax Expense	40,725	38,052

Net Income Available for Common Stock	$60,699	$58,543

Earnings Per Common Share:
Basic	$0.73	$0.71

Diluted	$0.73	$0.70

Weighted Average Common Shares:
Used in Basic Calculation	82,870,931	82,223,428

Used in Diluted Calculation	83,699,981	83,420,351

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Thousands of Dollars)	December 31, 2011	September 30, 2011
ASSETS
Property, Plant and Equipment	$5,922,308	$5,646,918
Less - Accumulated Depreciation, Depletion and Amortization	1,694,366	1,646,394

Net Property, Plant and Equipment	4,227,942	$4,000,524

Current Assets:
Cash and Temporary Cash Investments	224,262	80,428
Hedging Collateral Deposits	25,118	19,701
Receivables - Net	152,888	131,885
Unbilled Utility Revenue	47,335	17,284
Gas Stored Underground	50,808	54,325
Materials and Supplies - at average cost	27,263	27,932
Unrecovered Purchased Gas Costs	3,002	—
Other Current Assets	43,516	38,334
Deferred Income Taxes	14,921	15,423

Total Current Assets	589,113	385,312

Other Assets:
Recoverable Future Taxes	145,469	144,377
Unamortized Debt Expense	14,579	10,571
Other Regulatory Assets	570,927	574,644
Deferred Charges	4,429	5,552
Other Investments	81,055	79,365
Goodwill	5,476	5,476
Fair Value of Derivative Financial Instruments	106,115	76,085
Other	2,650	2,836

Total Other Assets	930,700	898,906

Total Assets	$5,747,755	$5,284,742

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 83,038,485 Shares and 82,812,677 Shares, Respectively	$83,038	$82,813
Paid in Capital	654,000	650,749
Earnings Reinvested in the Business	1,237,242	1,206,022

Total Common Shareholders’ Equity Before Items of Other Comprehensive Loss	1,974,280	1,939,584
Accumulated Other Comprehensive Loss	(53,132)	(47,699)

Total Comprehensive Shareholders’ Equity	1,921,148	1,891,885
Long-Term Debt, Net of Current Portion	1,399,000	899,000

Total Capitalization	3,320,148	2,790,885

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	20,000	40,000
Current Portion of Long-Term Debt	—	150,000
Accounts Payable	105,209	126,709
Amounts Payable to Customers	11,997	15,519
Dividends Payable	29,479	29,399
Interest Payable on Long-Term Debt	16,320	25,512
Customer Advances	25,814	19,643
Customer Security Deposits	17,685	17,321
Other Accruals and Current Liabilities	146,251	94,787
Fair Value of Derivative Financial Instruments	48,210	9,728

Total Current and Accrued Liabilities	420,965	528,618

Deferred Credits:
Deferred Income Taxes	991,805	955,384
Taxes Refundable to Customers	65,547	65,543
Unamortized Investment Tax Credit	2,441	2,586
Cost of Removal Regulatory Liability	144,770	135,940
Other Regulatory Liabilities	100,832	94,684
Pension and Other Post-Retirement Liabilities	467,396	481,520
Asset Retirement Obligations	76,930	75,731
Other Deferred Credits	156,921	153,851

Total Deferred Credits	2,006,642	1,965,239

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$5,747,755	$5,284,742

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended December 31,
(Thousands of Dollars)	2011	2010
Operating Activities:
Net Income Available for Common Stock	$60,699	$58,543
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation, Depletion and Amortization	62,547	53,313
Deferred Income Taxes	39,398	36,600
Other	2,375	3,543
Change in:
Hedging Collateral Deposits	(5,417)	(20,312)
Receivables and Unbilled Utility Revenue	(51,054)	(53,984)
Gas Stored Underground and Materials and Supplies	(2,226)	(5,828)
Unrecovered Purchased Gas Costs	(3,002)	—
Other Current Assets	(5,182)	8,768
Accounts Payable	(21,500)	29,246
Amounts Payable to Customers	(3,522)	(14,195)
Customer Advances	6,171	(5)
Customer Security Deposits	364	188
Other Accruals and Current Liabilities	(4,008)	1,387
Other Assets	(28,139)	(10,463)
Other Liabilities	31,724	670

Net Cash Provided by Operating Activities	$79,228	$87,471

Investing Activities:
Capital Expenditures	$(232,670)	$(193,802)
Other	(966)	(298)

Net Cash Used in Investing Activities	$(233,636)	$(194,100)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(20,000)	$20,500
Reduction of Long-Term Debt	(150,000)	(200,000)
Net Proceeds From Issuance of Long-Term Debt	496,085	—
Dividends Paid on Common Stock	(29,398)	(28,316)
Proceeds From Issuance (Repurchase) of Common Stock	1,555	(3,104)

Net Cash Provided By (Used in) Financing Activities	$298,242	$(210,920)

Net Increase (Decrease) in Cash and Temporary Cash Investments	143,834	(317,549)
Cash and Temporary Cash Investments at Beginning of Period	80,428	397,171

Cash and Temporary Cash Investments at December 31	$224,262	$79,622

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

(Thousands of Dollars, except per share amounts)	Three Months Ended December 31,
EXPLORATION AND PRODUCTION SEGMENT	2011	2010	Variance
Total Operating Revenues	$135,974	$120,168	$15,806

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	13,860	11,190	2,670
Lease Operating Expense	18,605	17,349	1,256
All Other Operation and Maintenance Expense	1,532	2,043	(511)
Property, Franchise and Other Taxes	2,546	2,830	(284)
Depreciation, Depletion and Amortization	41,484	33,667	7,817

	78,027	67,079	10,948

Operating Income	57,947	53,089	4,858

Other Income (Expense):
Interest Income	347	49	298
Other Interest Expense	(5,304)	(6,101)	797

Income Before Income Taxes	52,990	47,037	5,953
Income Tax Expense	22,675	19,664	3,011

Net Income	$30,315	$27,373	$2,942

Net Income Per Share (Diluted)	$0.36	$0.33	$0.03

	Three Months Ended December 31,
PIPELINE AND STORAGE SEGMENT	2011	2010	Variance
Revenues from External Customers	$35,225	$33,513	$1,712
Intersegment Revenues	21,064	19,882	1,182

Total Operating Revenues	56,289	53,395	2,894

Operating Expenses:
Purchased Gas	1	(33)	34
Operation and Maintenance	19,514	18,522	992
Property, Franchise and Other Taxes	5,408	5,211	197
Depreciation, Depletion and Amortization	10,092	8,987	1,105

	35,015	32,687	2,328

Operating Income	21,274	20,708	566

Other Income (Expense):
Interest Income	57	75	(18)
Other Income	1,027	266	761
Other Interest Expense	(6,332)	(6,576)	244

Income Before Income Taxes	16,026	14,473	1,553
Income Tax Expense	6,067	5,895	172

Net Income	$9,959	$8,578	$1,381

Net Income Per Share (Diluted)	$0.12	$0.10	$0.02

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

(Thousands of Dollars, except per share amounts)	Three Months Ended December 31,
UTILITY SEGMENT	2011	2010	Variance
Revenues from External Customers	$208,810	$242,842	$(34,032)
Intersegment Revenues	4,389	4,570	(181)

Total Operating Revenues	213,199	247,412	(34,213)

Operating Expenses:
Purchased Gas	108,405	136,774	(28,369)
Operation and Maintenance	45,333	45,217	116
Property, Franchise and Other Taxes	10,547	10,941	(394)
Depreciation, Depletion and Amortization	10,561	10,241	320

	174,846	203,173	(28,327)

Operating Income	38,353	44,239	(5,886)

Other Income (Expense):
Interest Income	646	444	202
Other Income	242	317	(75)
Other Interest Expense	(8,160)	(8,736)	576

Income Before Income Taxes	31,081	36,264	(5,183)
Income Tax Expense	11,728	13,274	(1,546)

Net Income	$19,353	$22,990	$(3,637)

Net Income Per Share (Diluted)	$0.23	$0.28	$(0.05)

	Three Months Ended December 31,
ENERGY MARKETING SEGMENT	2011	2010	Variance
Revenues from External Customers	$51,222	$53,652	$(2,430)
Intersegment Revenues	287	—	287

Total Operating Revenues	51,509	53,652	(2,143)

Operating Expenses:
Purchased Gas	49,090	50,559	(1,469)
Operation and Maintenance	1,746	1,558	188
Property, Franchise and Other Taxes	9	7	2
Depreciation, Depletion and Amortization	24	9	15

	50,869	52,133	(1,264)

Operating Income	640	1,519	(879)

Other Income (Expense):
Interest Income	35	9	26
Other Income	35	8	27
Other Interest Expense	(4)	(6)	2

Income Before Income Taxes	706	1,530	(824)
Income Tax Expense	277	598	(321)

Net Income	$429	$932	$(503)

Net Income Per Share (Diluted)	$0.01	$0.01	$—

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

(Thousands of Dollars, except per share amounts)	Three Months Ended December 31,
ALL OTHER	2011	2010	Variance
Revenues from External Customers	$937	$549	$388
Intersegment Revenues	3,362	1,678	1,684

Total Operating Revenues	4,299	2,227	2,072

Operating Expenses:
Purchased Gas	—	49	(49)
Operation and Maintenance	948	1,055	(107)
Property, Franchise and Other Taxes	171	217	(46)
Depreciation, Depletion and Amortization	194	221	(27)

	1,313	1,542	(229)

Operating Income	2,986	685	2,301

Other Income (Expense):
Interest Income	62	66	(4)
Other Income	(77)	(1,094)	1,017
Other Interest Expense	(454)	(548)	94

Income (Loss) Before Income Taxes	2,517	(891)	3,408
Income Tax Expense (Benefit)	1,113	(317)	1,430

Net Income (Loss)	$1,404	$(574)	$1,978

Net Income (Loss) Per Share (Diluted)	$0.02	$(0.01)	$0.03

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

(Thousands of Dollars, except per share amounts)	Three Months Ended December 31,
CORPORATE	2011	2010	Variance
Revenues from External Customers	$255	$224	$31
Intersegment Revenues	1,028	1,028	—

Total Operating Revenues	1,283	1,252	31

Operating Expenses:
Operation and Maintenance	3,348	3,363	(15)
Property, Franchise and Other Taxes	549	530	19
Depreciation, Depletion and Amortization	192	188	4

	4,089	4,081	8

Operating Loss	(2,806)	(2,829)	23

Other Income (Expense):
Interest Income	20,306	21,082	(776)
Other Income	109	396	(287)
Interest Expense on Long-Term Debt	(18,641)	(20,192)	1,551
Other Interest Expense	(864)	(275)	(589)

Loss Before Income Taxes	(1,896)	(1,818)	(78)
Income Tax Benefit	(1,135)	(1,062)	(73)

Net Loss	$(761)	$(756)	$(5)

Net Loss Per Share (Diluted)	$(0.01)	$(0.01)	$—

	Three Months Ended December 31,
INTERSEGMENT ELIMINATIONS	2011	2010	Variance
Intersegment Revenues	$(30,130)	$(27,158)	$(2,972)

Operating Expenses:
Purchased Gas	(25,303)	(24,311)	(992)
Operation and Maintenance	(4,827)	(2,847)	(1,980)

	(30,130)	(27,158)	(2,972)

Operating Income	—	—	—

Other Income (Expense):
Interest Income	(20,348)	(20,841)	493
Other Interest Expense	20,348	20,841	(493)

Net Income	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)

(Thousands of Dollars)

	Three Months Ended December 31, (Unaudited)
	2011		2010		Increase (Decrease)
Capital Expenditures:
Exploration and Production	$191,876	(1)(2)	$179,830	(3)(4)	$12,046
Pipeline and Storage	44,190	(1)(2)	9,219	(3)	34,971
Utility	11,265		10,921		344
Energy Marketing	140		88		52

Total Reportable Segments	247,471		200,058		47,413
All Other	31,404	(1)(2)	829		30,575
Corporate	76		10		66

Total Capital Expenditures	$278,951		$200,897		$78,054

(1)

Capital expenditures for the three months ended December 31, 2011 include $88.1 million of accrued capital expenditures in the Exploration and Production segment, the majority of which was in the Appalachian region, $15.8 million of accrued capital expenditures in the Pipeline and Storage segment, and $14.5 million of accrued capital expenditures in the All Other category. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2011 since they represent non-cash investing activities at that date.

(2)

Capital expenditures for the three months ended December 31, 2011 exclude $63.5 million of capital expenditures in the Exploration and Production segment, the majority of which was in the Appalachian region, $7.3 million of capital expenditures in the Pipeline and Storage segment, and $1.4 million of capital expenditures in the All Other category. These amounts were accrued at September 30, 2011 and paid during the three months ended December 31, 2011. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2011 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2011.

(3)

Capital expenditures for the three months ended December 31, 2010 include $60.7 million of accrued capital expenditures in the Exploration and Production segment, the majority of which was in the Appalachian region, and $2.0 million of accrued capital expenditures in the Pipeline and Storage segment. These amounts were excluded from the Consolidated Statement of Cash Flows at December 31, 2010 since they represented non-cash investing activities at that date.

(4)

Capital expenditures for the Exploration and Production segment for the three months ended December 31, 2010 exclude $55.5 million of capital expenditures, the majority of which was in the Appalachian region. This amount was accrued at September 30, 2010 and paid during the three months ended December 31, 2010. This amount was excluded from the Consolidated Statements of Cash Flows at September 30, 2010 since it represented a non-cash investing activity at that date. This amount has been included in the Consolidated Statement of Cash Flows at December 31, 2010.

DEGREE DAYS

				Percent Colder (Warmer) Than:
Three Months Ended December 31	Normal	2011	2010	Normal(1)	Last Year(1)

Buffalo, NY	2,260	1,848	2,332	(18.2)	(20.8)
Erie, PA	2,081	1,721	2,160	(17.3)	(20.3)

(1)	Percents compare actual 2011 degree days to normal degree days and actual 2011 degree days to actual 2010 degree days.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended December 31,
	2011	2010	Increase (Decrease)
Gas Production/Prices:
Production (MMcf)
Appalachia	13,111	8,082	5,029
West Coast	817	935	(118)
Gulf Coast	—	2,013	(2,013)

Total Production	13,928	11,030	2,898

Average Prices (Per Mcf)
Appalachia	$3.39	$4.03	$(0.64)
West Coast	4.95	3.92	1.03
Gulf Coast	N/M	4.55	N/M
Weighted Average	3.48	4.11	(0.63)
Weighted Average after Hedging	4.78	5.26	(0.48)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	10	10	—
West Coast	709	654	55
Gulf Coast	—	106	(106)

Total Production	719	770	(51)

Average Prices (Per Barrel)
Appalachia	$88.16	$81.40	$6.76
West Coast	109.23	80.45	28.78
Gulf Coast	N/M	83.97	N/M
Weighted Average	108.93	80.95	27.98
Weighted Average after Hedging	91.38	76.24	15.14

Total Production (MMcfe)	18,242	15,650	2,592

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.76	$0.72	$0.04
Lease Operating Expense per Mcfe (1)	$1.02	$1.11	$(0.09)
Depreciation, Depletion & Amortization per Mcfe (1)	$2.27	$2.15	$0.12

(1)	Refer to page 12 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
N/M	Not Meaningful

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Nine Months of Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	1.2 MMBBL	$77.03 / BBL
Gas	26.2 BCF	$5.89 / MCF

Hedging Summary for Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	1.2 MMBBL	$89.51 / BBL
Gas	30.7 BCF	$5.25 / MCF

Hedging Summary for Fiscal 2014

SWAPS	Volume	Average Hedge Price
Oil	0.5 MMBBL	$94.96 / BBL
Gas	11.4 BCF	$4.63 / MCF

Gross Wells in Process of Drilling

Quarter Ended December 31, 2011

	East
	Marcellus Shale		Upper Devonian	West	Total Company
Wells in Process - Beginning of Period
Exploratory	5.00		0.00	0.00	5.00
Developmental	101.00	(1)	0.00	0.00	101.00
Wells Commenced
Exploratory	1.00		0.00	0.00	1.00
Developmental	16.00		0.00	14.00	30.00
Wells Completed
Exploratory	2.00		0.00	0.00	2.00
Developmental	12.00		0.00	13.00	25.00
Wells Plugged & Abandoned
Exploratory	0.00		0.00	0.00	0.00
Developmental	0.00		0.00	0.00	0.00
Wells in Process - End of Period
Exploratory	4.00		0.00	0.00	4.00
Developmental	105.00		0.00	1.00	106.00

(1)	Beginning of year number has been adjusted to remove one developmental well.

Net Wells in Process of Drilling

Quarter Ended December 31, 2011

	East
	Marcellus Shale		Upper Devonian	West	Total Company
Wells in Process - Beginning of Period
Exploratory	5.00		0.00	0.00	5.00
Developmental	68.00	(2)	0.00	0.00	68.00
Wells Commenced
Exploratory	1.00		0.00	0.00	1.00
Developmental	10.50		0.00	13.99	24.49
Wells Completed
Exploratory	2.00		0.00	0.00	2.00
Developmental	9.00		0.00	12.99	21.99
Wells Plugged & Abandoned
Exploratory	0.00		0.00	0.00	0.00
Developmental	0.00		0.00	0.00	0.00
Wells in Process - End of Period
Exploratory	4.00		0.00	0.00	4.00
Developmental	69.50		0.00	1.00	70.50

(2)	Beginning of year number has been adjusted to remove one developmental well.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Updated Fiscal 2012 Financial & Operating Guidance

	New Guidance	Prior Guidance

Total Production (Bcfe)	85 - 95	87 - 101

Production by Division (Bcfe)
East	66 - 74	68 - 80
West	19 - 21	19 - 21

Cost and Expenses $ per Mcfe
Lease Operating Expenses	$0.85 - $1.00	$0.85 - $1.00
Depreciation, Depletion and Amortization	$2.20 - $2.30	$2.20 - $2.30
Other Taxes	$0.10 - $0.20	$0.10 - $0.20

Other Operating Expenses (in millions)	$7 - $9	$7 - $9
General and Administrative (in millions)	$54 - $58	$54 - $58

Capital Investment by Division (in millions)

East Division	$675 - $745	$740 - $820
West Division	$45 - $55	$45 - $55
Exploration & Production Segment Total	$720 - $800	$785 - $875

Number of Net Horizontal Wells to be Drilled
East Division	60 - 90	100 - 125

Updated Pricing Guidance for the Remaining Nine Months of Fiscal 2012

Guidance Based on Crude Oil Average 2012 NYMEX Price ($/Bbl) (without hedges) of $100.00

Forecast price differentials
West	-$	3.00 to +$3.00	-$	3.00 to +$3.00

Guidance Based on Natural Gas Average 2012 NYMEX Price ($/MMBtu) (without hedges) of $3.00

Forecast price differentials
East	-$	0.25 to -$0.10	-$	0.10 to +$0.10
West	-$	0.30 to -$0.10	-$	0.30 to -$0.10

Earnings per share sensitivity to changes from prices used in guidance* ^

$1 change per MMBtu gas		$5 change per Bbl oil
Increase	Decrease	Increase	Decrease
+ $0.23	- $0.23	+$0.03	- $0.03

*	Please refer to forward looking statement footnote beginning at page 5 of this document.
^	This sensitivity table is current as of February 3, 2012 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For its fiscal 2012 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $3 per MMBtu for natural gas and $100 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended December 31,
	2011	2010	Increase (Decrease)
Firm Transportation - Affiliated	26,177	32,069	(5,892)
Firm Transportation - Non-Affiliated	57,431	57,180	251
Interruptible Transportation	808	125	683

	84,416	89,374	(4,958)

Utility Throughput - (MMcf)

	Three Months Ended December 31,
	2011	2010	Increase (Decrease)
Retail Sales:
Residential Sales	14,549	17,160	(2,611)
Commercial Sales	1,994	2,469	(475)
Industrial Sales	101	146	(45)

	16,644	19,775	(3,131)
Off-System Sales	2,745	1,863	882
Transportation	16,928	18,110	(1,182)

	36,317	39,748	(3,431)

Energy Marketing Volumes

	Three Months Ended December 31,
	2011	2010	Increase (Decrease)
Natural Gas (MMcf)	10,312	10,746	(434)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

Quarter Ended December 31 (unaudited)	2011	2010
Operating Revenues	$432,423,000	$450,948,000

Net Income Available for Common Stock	$60,699	$58,543

Earnings Per Common Share:
Basic	$0.73	$0.71

Diluted	$0.73	$0.70

Weighted Average Common Shares:
Used in Basic Calculation	82,870,931	82,223,428

Used in Diluted Calculation	83,699,981	83,420,351

Twelve Months Ended December 31 (unaudited)
Operating Revenues	$1,760,317,000	$1,757,316,000

Income from Continuing Operations	$260,557,000	$213,452,000
Income from Discontinued Operations, Net of Tax	—	6,506,000

Net Income Available for Common Stock	$260,557,000	$219,958,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$3.15	$2.61
Income from Discontinued Operations	—	0.08

Net Income Available for Common Stock	$3.15	$2.69

Diluted:
Income from Continuing Operations	$3.11	$2.57
Income from Discontinued Operations	—	0.08

Net Income Available for Common Stock	$3.11	$2.65

Weighted Average Common Shares:
Used in Basic Calculation	82,677,232	81,786,524

Used in Diluted Calculation	83,726,544	82,989,108